EXHIBIT 4.2

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 30, 2005

to

TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE

Dated as of September 1, 1987, as supplemented by the First Supplemental

Indenture dated as of September 29, 1992

Among

U.S. BANK NATIONAL ASSOCIATION,

Not in its individual capacity,

except as expressly provided therein, but

solely as Owner Trustee,

KANSAS GAS AND ELECTRIC COMPANY

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

50% Undivided Interest in La Cygne Unit 2

674 MW (Accredited Capability) Coal-Fired Base-Load

Electric Generating Unit

Located in Linn County, Kansas

The Trust Indenture, Security Agreement and Mortgage dated as of September 1, 1987, as supplemented by the First Supplemental Indenture dated as of September 29, 1992, which is further supplemented hereby, is filed for record as a mortgage of real property in the office of the Register of Deeds of Linn County, Kansas (filed on September 29, 1987, Book 151, page 1).

THIS SECOND SUPPLEMENTAL INDENTURE dated as of June 30, 2005 to the TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE dated as of September 1, 1987 (the “Original Indenture”), as supplemented by the FIRST SUPPLEMENTAL INDENTURE dated as of September 29, 1992 (the “First Supplemental Indenture”, and the Original Indenture, as so supplemented, the “Indenture”), among U.S. BANK NATIONAL ASSOCIATION (as successor in interest to The Connecticut National Bank), a national banking association (not in its individual capacity except to the extent set forth therein but solely as owner trustee under the Trust Agreement dated as of September 1, 1987, as supplemented, between COMCAST MO FINANCIAL SERVICES, INC. (formerly named U S West Financial Services, Inc.) as Owner Participant and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to The Connecticut National Bank) as Owner Trustee (the “Owner Trustee”)), KANSAS GAS AND ELECTRIC COMPANY (“KGE”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation, as trustee for the benefit of the holders of the Bonds (the “Indenture Trustee”).

R E C I T A L S :

A. The Owner Trustee, KGE and the Indenture Trustee entered into the Original Indenture, pursuant to which the Initial Series Bonds were authenticated and delivered.

B. The Original Indenture was filed for record as a mortgage of real property in the office of the Register of Deeds of Linn County, Kansas (filed on September 29, 1987, Book 151, page 1).

C. On September 29, 1987, there was paid to the Register of Deeds of Linn County, Kansas, that being the county in which the Original Indenture was first filed for record as a mortgage of real property, the amount of $852,817.50, such amount being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on that date.

D. On September 29, 1992, the Owner Trustee and KGE issued under the Indenture a series of Bonds (the “1992 Series Bonds”) in the same aggregate principal amount as the Initial Series Bonds in substitution for, and to refinance, the Initial Series Bonds and for certain other purposes related thereto.

E. The Owner Trustee and KGE have determined to issue under the Indenture as further supplemented hereby a series of Bonds (the “2005 Series Bonds”) in an aggregate principal amount of $320,000,000 in substitution for, and to refinance, the 1992 Series Bonds and to make a distribution to the Owner Participant in the amount of the Additional Borrowing (as defined below) and for certain other purposes related thereto.

F. Section 2.15 of the Indenture provides that the Owner Trustee may from time to time issue Bonds (in addition to the Initial Series Bonds) for the purpose of, among other things, redeeming outstanding amounts of previously issued Bonds plus related commissions, fees and expenses.

G. Under Sections 2.15, 11.01(6) and 11.01(8) of the Indenture, the Owner Trustee, KGE and the Indenture Trustee may enter into indentures supplemental to the Indenture setting forth the terms, conditions and designations of an additional series of Bonds and amending the Indenture without the consent of the Bondholders provided that the amendment will not be applicable to any Bonds Outstanding prior to the date hereof.

H. The Owner Trustee, KGE and the Indenture Trustee wish to enter into this Second Supplemental Indenture to establish the terms, conditions and designations of the 2005 Series Bonds to be issued hereunder and to amend the Indenture to permit the issuance thereof and in certain other respects.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in the Indenture. For all purposes of this Second Supplemental Indenture and the Indenture, as amended by this Second Supplemental Indenture, the term “2005 Series Bonds” shall include the Initial 2005 Series Bonds and any Exchange Bonds or Private Exchange Bonds to be issued and exchanged for any Initial 2005 Series Bonds pursuant to the Registration Rights Agreement and this Second Supplemental Indenture. For purposes of the Indenture, as amended by this Second Supplemental Indenture, all Initial 2005 Series Bonds, Exchange Bonds and Private Exchange Bonds shall vote and consent together as one series of Bonds and shall not have the right to vote and consent as a series separate from one another on any matter under the Indenture, as so amended.

(b) The following terms have the meanings given to them in this Section 1(b):

“Additional Borrowing” shall have the meaning set forth in Section 2.01(c) of the Participation Agreement.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Series 2005 Bonds. The

Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Second Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Exchange Bonds” means the debt securities to be offered to Holders in exchange for Initial 2005 Series Bonds pursuant to the Exchange Offer or otherwise pursuant to a Registration of Exchange Bonds containing terms identical to the Initial 2005 Series Bonds for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial 2005 Series Bonds or, if no such interest has been paid, from the date of issuance of the Initial 2005 Series Bonds and (ii) the Exchange Bonds will contain the alternative fifth paragraph appearing on the face of the 2005 Series Bonds in the form recited below and will not contain terms with respect to transfer restrictions).

“Exchange Offer” means the exchange offer by KGE of Exchange Bonds for Initial 2005 Series Bonds pursuant to the Registration Rights Agreement.

“Global Bond” shall have the meaning set forth in Section 3(a) hereof.

“Initial 2005 Series Bonds” means the Bonds issued under this Second Supplemental Indenture which are not Exchange Bonds or Private Exchange Bonds.

“Private Exchange” shall have the meaning set forth in the Registration Rights Agreement.

“Private Exchange Bonds” means the debt securities to be offered to Holders in exchange for Initial 2005 Series Bonds pursuant to the Private Exchange containing terms identical to the Initial 2005 Series Bonds for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial 2005 Series Bonds or, if no such interest has been paid, from the date of issuance of the Initial 2005 Series Bonds and (ii) the Private Exchange Bonds will contain the alternative fifth paragraph appearing on the face of the 2005 Series Bonds in the form recited below).

“Registration” means a registered exchange offer for the 2005 Series Bonds by KGE or other registration of the 2005 Series Bonds under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 30, 2005 among KGE and Credit Suisse First Boston LLC, on behalf of the initial purchasers of the 2005 Series Bonds.

“Restricted Legend” means the legend initially set forth on the 2005 Series Bonds in the form set forth in Section 4(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

Section 2. 2005 Series Bonds.

(a) There is hereby created a series of Bonds, the 2005 Series Bonds, designated “Secured Facility Bonds, Refunding Series 2005”. The 2005 Series Bonds will be issued in the aggregate principal amount of $320,000,000, will bear interest at a rate of 5.647% per annum and will mature on March 29, 2021. The 2005 Series Bonds may forthwith be executed by the Owner Trustee and delivered to the Indenture Trustee in accordance with the provisions of Section 2.12 of the Indenture.

The 2005 Series Bonds shall be payable, bear interest and have and be subject to such other terms as provided in the form of 2005 Series Bond attached as Exhibit A hereto. The 2005 Series Bonds shall be subject to redemption as provided in Section 6 hereof and in accordance with Sections 6.03 through 6.08 and Article Seven of the Indenture.

(b) In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Owner Trustee shall pay additional interest (in addition to the interest otherwise due herein) (“Additional Interest”) to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.5% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The Owner Trustee shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Owner Trustee shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).

There shall also be payable in respect of the 2005 Series Bonds all Additional Interest that may have accrued on such 2005 Series Bonds for which the 2005 Series Bonds were exchanged pursuant to the Exchange Offer or the Private Exchange, such Additional Interest to be calculated in accordance with the terms of such 2005 Series Bonds and payable at the same time and in the same manner as periodic interest on such 2005 Series Bonds.

Section 3. Form; Denomination. (a) The 2005 Series Bonds shall be issued initially in the form of one or more permanent global 2005 Series Bonds in registered form, substantially in the form herein below recited (each and collectively, the “Global Bond”), deposited with the Indenture Trustee, as custodian for the Depositary, duly executed by the Owner Trustee and authenticated by the Indenture Trustee as herein provided; provided that in the case of Exchange Bonds and the Private Exchange Bonds, such Bonds shall contain the alternative fifth paragraph appearing on the face of the 2005 Series Bonds in the form recited below, and provided further that in the case of Exchange Bonds, such Bonds shall not contain terms with respect to transfer restrictions.

The aggregate principal amount of the Global Bond may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(a) The 2005 Series Bonds shall be issuable in denominations provided for in the form of 2005 Series Bonds recited below. The 2005 Series Bonds shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

Section 4. Restrictive Legends. (a) Except as otherwise provided in paragraph (c) of this Section 4, each Global Bond shall bear the following legend on the face thereof:

THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF KANSAS GAS AND ELECTRIC COMPANY THAT (A) THIS BOND MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(b) Each Global Bond shall also bear the following legend on the face thereof:

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE OWNER TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(c) (i) If KGE determines (upon the advice of counsel and such other certifications and evidence as KGE may reasonably require) that any 2005 Series Bond is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii) (x) after an Initial 2005 Series Bond or Private Exchange Bond is sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement (if applicable) or otherwise, or (y) after an Initial 2005 Series Bond is exchanged for an Exchange Bond,

KGE may instruct the Owner Trustee, and the Owner Trustee shall so instruct the Indenture Trustee, to cancel such 2005 Series Bond and issue to the Holder thereof (or to its transferee) a new 2005 Series Bond of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Indenture Trustee will comply with such instruction.

Section 5. Special Transfer Provisions. Unless and until (i) an Initial 2005 Series Bond is exchanged for an Exchange Bond in connection with an effective Registration pursuant to the Registration Rights Agreement and/or (ii) a Private Exchange Bond is sold pursuant to an effective Registration, the following provisions shall apply:

(a) The registration of transfer or exchange of any 2005 Series Bond (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

(b) The Indenture Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a 2005 Series Bond (or a beneficial interest therein) in accordance with its customary policy, and KGE will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Indenture Trustee.

(c) By its acceptance of any 2005 Series Bond bearing the Restricted Legend, each Holder of such a 2005 Series Bond acknowledges the restrictions on registrations of transfer of such 2005 Series Bond set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer of such 2005 Series Bond only as provided in this Second Supplemental Indenture. The Bond Registrar shall not register a transfer of any 2005 Series Bond unless such transfer complies with the restrictions on transfer of such 2005 Series Bond set forth in this Second Supplemental Indenture. In connection with any registration of transfer of 2005 Series Bonds, each Holder agrees by its acceptance of the 2005 Series Bonds to furnish the Bond Registrar or KGE such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Bond Registrar shall not be required to determine (but may rely on a determination made by KGE with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Bond Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 1.05 of the Indenture or this Section 5 in accordance with its customary policy. KGE shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Bond Registrar.

Each Holder of a 2005 Series Bond agrees to indemnify the Owner Trustee, KGE and the Indenture Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s 2005 Series Bond in violation of any provision of this Second Supplemental Indenture and/or applicable United States Federal or state securities law.

The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any registrations of transfer of any interest in any 2005 Series Bond (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) A Global Bond may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Owner Trustee or to a nominee of such successor Depositary.

(e) If at any time the Depositary notifies the Owner Trustee that it is unwilling or unable to continue as Depositary, and a successor Depositary for such series is not appointed by the Owner Trustee within 90 days after the Owner Trustee receives such notice, the Owner Trustee will execute, and, subject to Article Two of the Indenture, the Indenture Trustee, upon the written order of the Owner Trustee, will authenticate and make available for delivery the 2005 Series Bonds in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bond in exchange for the Global Bond. In addition, the Owner Trustee may at any time determine that the 2005 Series Bonds shall no longer be represented by a Global Bond. In such event, the Owner Trustee will execute, and subject to Article Two of the Indenture, the Indenture Trustee, upon receipt of an Owner Trustee Certificate evidencing such instruction by the Owner Trustee, will authenticate and deliver the 2005 Series Bonds in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bond in exchange for the Global Bond. Upon the exchange of the Global Bond for such 2005 Series Bonds in definitive registered form without coupons, in authorized denominations, the Global Bond shall be cancelled by the Indenture Trustee. Such Bonds in definitive registered form issued in exchange for the Global Bond shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee shall deliver such Bonds to the Depositary for delivery to the Persons in whose names such Bonds are so registered.

Section 6. Redemption of 2005 Series Bonds. Section 6.02 of the Indenture is hereby amended by (i) renaming such section “Redemption of 2005 Series Bonds” and (ii) deleting in its entirety the text set forth therein and substituting in lieu thereof, the following:

(a) “Optional Redemption. At any time from the date hereof to, but not including September 29, 2015, the Owner Trustee may redeem all or any portion of the 2005 Series Bonds then outstanding, after giving the required notice under the Indenture, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2005 Series Bonds then outstanding, or

(ii) the sum of the present values of the remaining scheduled payments of the principal amount of the 2005 Series Bonds then outstanding and interest thereon (exclusive of interest to the Redemption Date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On and after September 29, 2015, the 2005 Series Bonds shall be redeemable prior to Maturity at the option of the Owner Trustee, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, and Additional Interest, if any, to the Redemption Date.

(b) Mandatory Redemption. In addition to the purchase option described in Section 8.09(c) hereof, the 2005 Series Bonds shall be subject to mandatory redemption, in whole but not in part, at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Redemption Date, under any of the following circumstances:

(i) The receipt of payment of the applicable Casualty Value under the Lease upon the occurrence of an Event of Loss under the Lease, unless, in connection with an Event of Loss described in clause (e) of the definition thereof, KGE assumes the 2005 Series Bonds then Outstanding pursuant to Section 2.16 hereof; or

(ii) The receipt of payment of the applicable purchase price or Casualty Value resulting from a termination of the Lease pursuant to Section 7 thereof; or

(iii) The receipt of payment of the applicable purchase price or Casualty Value due upon an exercise by KGE of its option to purchase the Assets under subsection 6.1(c)(iii) of the Lease, unless in connection therewith KGE assumes the 2005 Series Bonds then Outstanding pursuant to Section 2.16 hereof; or

(iv) The receipt of payment of the applicable purchase price or Casualty Value due upon the exercise by KGE of its option to purchase the Assets under subsection 6.l(c)(ii) of the Lease in connection with a required Nonseverable Alteration, as contemplated by Section 11.4 of the Lease, unless in connection therewith KGE assumes the 2005 Series Bonds then Outstanding pursuant to Section 2.16 hereof.

(c) Special Mandatory Redemption. The 2005 Series Bonds shall be subject to special mandatory redemption, in whole but not in part, at the applicable redemption prices set forth under Section 6.02(a) hereof upon the receipt of payment of the applicable purchase price upon the exercise by KGE of its option to purchase the Assets on September 29, 2015 or September 29, 2020 under Section 6.l(c)(i) of the Lease or, in the case of a Nonseverable Alteration not required by Section 11.4 of the Lease, Section 6.1(c)(ii) of the Lease unless, in either case, KGE shall assume the 2005 Series Bonds then Outstanding pursuant to Section 2.16 hereof.

(d) Sinking Fund Amounts and Dates. The 2005 Series Bonds shall be redeemed through operation of a sinking fund. The amount of each sinking fund payment (subject to adjustment as provided in Section 6.06(b) hereof, including the prohibition against crediting Bonds acquired pursuant to the Sinking Fund or upon the redemption pursuant to Article Six hereof, which prohibition shall apply to any 2005 Series Bonds redeemed pursuant to Section 6.02 and Section 7.01 hereof) and each Redemption Date are as set forth below:

Redemption Date	Amount of Sinking Fund Payment
September 29, 2007	$5,393,751.27
September 29, 2008	$15,125,845.63
September 29, 2009	$16,052,303.68
September 29, 2010	$17,035,507.28
September 29, 2011	$18,078,932.10
September 29, 2012	$19,186,266.69
March 29, 2013	$21,004,694.28
March 29, 2014	$22,331,876.77
March 29, 2015	$23,742,917.34
March 29, 2016	$25,243,114.57
March 29, 2017	$26,838,101.82
March 29, 2018	$28,533,868.41
March 29, 2019	$30,336,782.08
March 29, 2020	$32,253,612.93
March 29, 2021	$18,842,425.15

Selection of the 2005 Series Bonds to be redeemed pursuant to each such sinking fund payment shall be performed using such method as the Indenture Trustee deems fair and appropriate.”

Section 7. Amendment of the Indenture.

(a) Section 2.15(a) of the Indenture is hereby amended and restated in its entirety as follows:

“the principal of Bonds of any series theretofore authenticated and delivered hereunder which are to be redeemed out of the proceeds of such Bonds (or if all of the then outstanding Bonds or any one or more series thereof are being redeemed or surrendered by the Owner Trustee to the Indenture Trustee for cancellation, any amount up to and including the original aggregate principal amount of such Bonds or such series, as the case may be, to be so redeemed or so surrendered for cancellation) or such greater amount as KGE and the Owner Participant may agree in their sole discretion plus commissions, fees and expenses paid or incurred in connection with any such issuance or”

(b) Section 6.06(b) of the Indenture is hereby amended by deleting the proviso at the end thereof (which proviso was added by the First Supplemental Indenture) in its entirety, and substituting in lieu thereof the following:

“; and provided, further, that with respect to the 2005 Series Bonds, (i) the Owner Trustee waives its ability, directly or indirectly, to exercise its rights set forth in this Section 6.06(b) to apply as a credit against any Sinking Fund payment any 2005 Series Bonds acquired by the Owner Trustee, and (ii) KGE will not, directly or indirectly, exercise its rights pursuant to Section 3.1(d) of the Lease”.

(c) Section 6.06(c) of the Indenture is hereby amended by deleting the phrase “Initial Series Bonds” from the first sentence thereof and substituting in lieu thereof the words “any 2005 Series Bonds”.

(d) Appendix A of the Indenture is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

“2005 Series Bonds” has the meaning set forth in the Second Supplemental Indenture.

“Additional Interest” shall have the meaning set forth in Section 2(b) of the Second Supplemental Indenture. In addition, all references to “interest” in the Indenture shall be deemed to include Additional Interest, if any.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2005 Series Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2005 Series Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of three Reference Treasury Dealer Quotations for that Redemption Date, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by KGE.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing appointed by KGE and any of its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York, referred to as a Primary Treasury Dealer, KGE shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by KGE.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Second Supplemental Indenture” means the Second Supplemental Indenture dated as of June 30, 2005, to the Trust Indenture, Security Agreement and Mortgage dated as of September 1, 1987, as supplemented by the First Supplemental Indenture dated as of September 29, 1992, among the Owner Participant, the Owner Trustee, KGE and the Indenture Trustee.

“Treasury Rate” means the rate which will be determined on the third Business Day preceding the applicable Redemption Date and means, with respect to any Redemption Date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2005 Series Bonds, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month), or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Redemption Date.

Section 8. Miscellaneous.

(a) No Waiver. Except as expressly provided herein, all terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Indenture shall remain in full force and effect and shall not otherwise be deemed to have been waived, modified or amended hereby.

(b) Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(c) Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture made by or on behalf of the Owner Trustee, KGE or the Indenture Trustee shall bind its successors and assigns, whether so expressed or not.

(d) Governing Law. This Second Supplemental Indenture and each 2005 Series Bond shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Michael H. Hopkins
Name:	Michael H. Hopkins
Title:	Vice President

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Mark A. Ruelle
Name:	Mark A. Ruelle
Title:	Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Indenture Trustee

By:	/s/ Susan Johnson
Name:	Susan Johnson
Title:	Vice-President

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF HARTFORD	)

On this 30th day of June, 2005 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named MICHAEL M. HOPKINS, of U.S. BANK NATIONAL ASSOCIATION, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as Owner Trustee, for the consideration, use and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

/s/ Karen R. Felt
(Notary Public)
Name: Karen R. Felt

My Commission Expires:

February 28, 2009
(SEAL)

ACKNOWLEDGEMENT

STATE OF KANSAS	)
) ss:
COUNTY OF SHAWNEE	)

On this 30th day of June, 2005 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named MARK A. RUELLE, of KANSAS GAS AND ELECTRIC COMPANY, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, use and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

/s/ Merilee K. Martin
(Notary Public)
Name: Merilee K. Martin

My Commission Expires:

July 8, 2007
(SEAL)

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 30th day of June, 2005 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named SUSAN JOHNSON, of DEUTSCHE BANK TRUST COMPANY AMERICAS, to me personally known, who stated that she was duly authorized in her capacity to execute the foregoing instrument for and in its name and behalf, and further stated and acknowledged that she had so signed, executed and delivered the foregoing instrument, as Indenture Trustee, for the consideration, use and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

/s/ Kelli A. Burke
(Notary Public)
Name:	Kelli A. Burke

My Commission Expires:

July 6, 2008
(SEAL)

EXHIBIT A

to

Second Supplemental Indenture dated as of June 30, 2005 to Trust Indenture, Security Agreement and Mortgage dated as of September 1, 1987, as supplemented by the First Supplemental Indenture among U.S. Bank National Association, as Owner Trustee, and Certain Other Parties

[FORM OF FACE OF BOND]

No. R-	$320,000,000

[IF THE BOND IS TO BE A GLOBAL BOND, INSERT -THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE OWNER TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF KANSAS GAS AND ELECTRIC COMPANY THAT (A) THIS BOND MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

U.S. BANK NATIONAL ASSOCIATION

not in its individual capacity but solely

as Owner Trustee under

Trust Agreement dated as of

September 1, 1987, as supplemented

SECURED FACILITY BOND, REFUNDING SERIES 2005

payable from rentals and certain other

amounts paid under a lease by

KANSAS GAS AND ELECTRIC COMPANY

INTEREST RATE: 5.647%

STATED MATURITY: March 29, 2021

REGISTERED HOLDER: CEDE & CO.

PRINCIPAL AMOUNT: THREE HUNDRED TWENTY MILLION DOLLARS

CUSIP No.:	[485260 BG 7] (144A)	[U24448 AA 7] (REG S)

ISIN No.:	[US485260BG74] (144A)	[USU24448AA76] (REG S)

U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Owner Trustee,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), not in its individual capacity, but solely as owner trustee under a Trust Agreement dated as of September 1, 1987, with COMCAST MO FINANCIAL SERVICES, INC. (the “Owner Participant”), for value received, hereby promises to pay to the Registered Holder named above or registered assigns, the Principal Amount on the Stated Maturity (stated above) and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof, semiannually on March 29 and September 29 in each year, commencing September 29, 2005, at the Interest Rate (stated above) per annum, until the principal hereof is paid in full or made available for payment.

Capitalized terms used in this Bond which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the Record Date relating to such Interest Payment Date, which shall mean the fourteenth day of the calendar month in which such Interest Payment Date occurs. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such regular Record Date and may be paid to the Person in whose name this Bond is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to the Bondholders not less than 15 days prior to such subsequent Record Date. Payment of the principal of and premium, if any, on this Bond will be made upon presentation and surrender hereof at the corporate trust office of the Paying Agent, Deutsche Bank Trust Company Americas, New York, New York (or, if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough). Interest on this Bond shall be paid by check drawn upon the Paying Agent and mailed to the registered address of the Holder of this Bond as such address shall appear on the Bond Register. Payment as aforesaid of principal of, premium, if any, and interest on this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on any overdue principal, premium, if any, and (to the extent permitted by applicable law) any overdue interest shall be paid, on demand, from the due date thereof at the rate of interest per annum (computed on the basis of a 360-day year of twelve 30-day months) equal to the Interest Rate (stated above) on this Bond for the period during which any such principal, premium or interest shall be overdue.

[In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Owner Trustee shall pay additional interest (in addition to the interest otherwise due hereon) (“Additional Interest”) to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.5% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The Owner Trustee shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Owner Trustee shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]1

[There shall also be payable in respect of this 2005 Series Bond all Additional Interest that may have accrued on the 2005 Series Bond for which this 2005 Series Bond was exchanged pursuant to the Exchange Offer or Private Exchange, such Additional Interest to be calculated in accordance with the terms of such Bond and payable at the same time and in the same manner as periodic interest on this 2005 Series Bond.]2

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

1 To be included in Initial 2005 Series Bonds and not Exchange Bonds or Private Exchange Bonds.

2 To be included in Exchange Bonds and Private Exchange Bonds.

IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.

Dated:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

Attest:

Authorized Signatory

[FORM OF REVERSE OF SECURED FACILITY BOND]

This Bond is one of an authorized issue of Bonds of the Owner Trustee known as its “Secured Facility Bonds, Refunding Series 2005” (herein called the “Bonds”) issued under, and all equally and ratably secured by, a Trust Indenture, Security Agreement and Mortgage (the “Original Indenture”) dated as of September 1, 1987, as supplemented by the First Supplemental Indenture ( the “First Supplemental Indenture”) dated as of September 29, 1992 and the Second Supplemental Indenture dated as of June 30, 2005 (the “Second Supplemental Indenture” and, collectively with the Original Indenture and the First Supplemental Indenture, the “Indenture”), among the Owner Trustee, Kansas Gas and Electric Company, a Kansas corporation (herein called “KGE”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Indenture Trustee (herein called the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto, including the First Supplemental Indenture and Second Supplemental Indenture, reference is hereby made for a description of the nature and extent of the property assigned, pledged, transferred and mortgaged thereunder, the respective rights of the Holders of said Bonds and of the Indenture Trustee and the Owner Trustee in respect of such security, and the terms upon which said Bonds are to be authenticated and delivered. The Indenture permits the issuance of additional series of bonds for the purposes and as provided therein.

The principal of, premium (if any), interest and Additional Interest (if any) on this Bond are payable from, and secured by, the Indenture Estate and the income and proceeds received by the Indenture Trustee therefrom, and all payments of principal, premium (if any), interest and Additional Interest (if any) shall be made in accordance with the terms of the Indenture.

All payments of principal, premium (if any), interest and Additional Interest (if any) to be made hereunder and under the Indenture shall be made only from the Indenture Estate or the income and proceeds received by the Indenture Trustee therefrom, and all payments of principal, premium (if any), interest and Additional Interest (if any) shall be made in accordance with the terms of the Indenture. Each Holder hereof, by its acceptance of this Bond, agrees that (a) except as expressly provided in the Indenture, it will look solely to the Indenture Estate or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) neither the Owner Participant nor the Owner Trustee, in its individual capacity, nor the Indenture Trustee, in its individual capacity, is liable to the Holder hereof for any amounts payable under this Bond or the Indenture or, except as provided in the Indenture, for any liability under the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of KGE and the Owner Trustee and the rights of the Holders of the Bonds under the Indenture at any time by KGE and the Owner Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds and all other series of bonds issued under the Indenture at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds and all other series of bonds issued under the Indenture at the time Outstanding, on behalf of the Holders of all the Bonds and all the bonds of such other series, to waive compliance by KGE and the Owner Trustee with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

The Bonds are limited in aggregate principal amount to $320,000,000.

In addition to the purchase rights described below and as more fully described in the Second Supplemental Indenture, the Bonds are subject to mandatory redemption, in whole but not in part, at 100% of the principal amount thereof together in each case with accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Redemption Date, under any of the following circumstances:

(i) The receipt of payment of the applicable Casualty Value under the Lease upon the occurrence of an Event of Loss, unless, in connection with an Event of Loss described in clause (e) of the definition thereof, KGE assumes the Bonds then Outstanding pursuant to Section 2.16 of the Indenture; or

(ii) The receipt of payment of the applicable purchase price or Casualty Value resulting from a termination of the Lease pursuant to Section 7 thereof; or

(iii) The receipt of payment of the applicable purchase price or Casualty Value due upon an exercise by KGE of its option to purchase the Assets under subsection 6.1(c)(iii) of the Lease, unless in connection therewith KGE assumes the Bonds then Outstanding pursuant to Section 2.16 of the Indenture; or

(iv) The receipt of payment of the applicable purchase price or Casualty Value due upon the exercise by KGE of its option to purchase the Assets under subsection 6.1(c)(ii) of the Lease in connection with a required Nonseverable Alteration, as contemplated by Section 11.4 of the Lease, unless in connection therewith KGE assumes the Bonds then Outstanding pursuant to Section 2.16 of the Indenture.

The Bonds are also subject to mandatory redemption pursuant to sinking fund installments, as more fully provided in the Second Supplemental Indenture,

at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, and Additional Interest, if any, to the Redemption Date, on the dates and in the respective principal amounts (before taking into account certain adjustments as indicated below) set forth in the following table:

Redemption Date	Amount of Sinking Fund Payment
September 29, 2007	$5,393,751.27
September 29, 2008	$15,125,845.63
September 29, 2009	$16,052,303.68
September 29, 2010	$17,035,507.28
September 29, 2011	$18,078,932.10
September 29, 2012	$19,186,266.69
March 29, 2013	$21,004,694.28
March 29, 2014	$22,331,876.77
March 29, 2015	$23,742,917.34
March 29, 2016	$25,243,114.57
March 29, 2017	$26,838,101.82
March 29, 2018	$28,533,868.41
March 29, 2019	$30,336,782.08
March 29, 2020	$32,253,612.93
March 29, 2021	$18,842,425.15

In the event of any partial redemption of Bonds (other than pursuant to the aforementioned sinking fund), the principal amount of Bonds to be redeemed thereafter pursuant to the sinking fund schedule indicated above shall be proportionately reduced as provided in the Indenture.

Selection of the Bonds to be redeemed pursuant to each such sinking fund payment shall be performed using such method as the Indenture Trustee deems fair and appropriate.

The Bonds shall be subject to special mandatory redemption, in whole but not in part, at the applicable redemption prices set forth under Section 6.02(c) of the Indenture upon the receipt of payment of the applicable purchase price upon the exercise by KGE of its option to purchase the Assets on September 29, 2015 or September 29, 2020 under Section 6.l(c)(i) of the Lease or, in the case of a Nonseverable Alteration not required by Section 11.4 of the Lease, Section 6.1(c)(ii) of the Lease unless, in either case, KGE shall assume the 2005 Series Bonds then Outstanding pursuant to Section 2.16 of the Indenture.

The Bonds are subject to redemption at the option of the Owner Trustee, as a whole at any time and in part from time to time, as provided below:

(i) At any time from the date hereof to, but not including September 29, 2015, the Owner Trustee may redeem all or any portion of the Bonds then outstanding, after giving the required notice under the Indenture, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Bonds then outstanding, or

(b) the sum of the present values of the remaining scheduled payments of the principal amount of the Bonds then outstanding and interest thereon (exclusive of interest to the Redemption Date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, and Additional Interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(ii) On and after September 29, 2015, the Bonds shall be redeemable prior to Maturity at the option of the Owner Trustee, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Redemption Date.

In the case of any redemption of Bonds, unpaid installments of interest maturing on or prior to the Redemption Date will be payable to the Holders of such Bonds of record at the close of business on the relevant regular or subsequent Record Date referred to on the face hereof.

In the event any of the Bonds are called for redemption, the Indenture Trustee shall give notice, in the name of the Owner Trustee, of the redemption of such Bonds. Notice of redemption of Bonds (including redemption through the operation of the sinking fund with respect to any series) shall be given by first—class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption, to each Holder of Bonds to be redeemed, at his address appearing on the Bond Register.

With respect to any notice of redemption of Bonds at the option of the Owner Trustee as described above, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of the Indenture, such notice shall state that such redemption shall be conditional upon the receipt by the Indenture Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, premium, if any, interest and Additional Interest, if any, on such Bonds to be redeemed, and that, if such moneys shall not have been so received, said notice shall be of no force and effect and the Owner Trustee shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Indenture Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the corporate trust office of the Paying Agent, such Bonds shall be redeemed.

The Indenture provides that Bonds of a denomination larger than $1,000 may be redeemed in part ($1,000 or an integral multiple thereof) and that upon any partial redemption of any such Bond the same may be surrendered at the corporate trust office of the Paying Agent in exchange for one or more new Bonds for the unredeemed portion thereof.

Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

If an Event of Default under the Indenture shall occur and be continuing, the principal of this Bond may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, become or be declared immediately due and payable, in the manner and with the effect provided in the Indenture.

Under certain circumstances, the Owner Trustee may make payments or perform obligations of KGE under the Indenture and the Lease. Exercise of the Owner Trustee’s limited right to cure would prevent the Indenture Trustee and the Holder hereof from exercising any remedies otherwise available under the Indenture as a result of KGE’s failure to make such payments or perform such obligations.

Following a declaration of acceleration of the Bonds, the Owner Trustee may, subject to the conditions specified in the Indenture, purchase all of the Bonds in accordance with the terms of the Indenture. Each Holder of this Bond, by accepting the same, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of all amounts payable on the Bonds and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of Bonds by the Owner Trustee, such Holder shall be deemed to sell this Bond to the Owner Trustee.

The Lien upon the Indenture Estate is subject to being legally discharged prior to the Maturity of this Bond upon the deposit with the Indenture Trustee of money or certain obligations of the United States of America sufficient to pay the principal of, premium (if any), interest and Additional Interest (if any) on this Bond when due, all in accordance with the terms and conditions of the Indenture.

The Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the corporate trust office of the Bond Registrar, Deutsche Bank Trust Company Americas (or if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough), upon surrender of this Bond, and, upon any such transfer, a new Bond of the same Stated Maturity of principal for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds are issuable only as registered Bonds without coupons in denominations of $1,000 and any integral multiple thereof. As provided in, and subject to the provisions of, the Indenture, Bonds of a particular Stated Maturity of principal are exchangeable for other Bonds of such Stated Maturity of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

No service charge will be made to any Holder of Bonds for any such transfer or exchange, but the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Bond for registration of transfer, the Person in whose name this Bond is registered shall be deemed to be the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond shall be overdue, regardless of any notice to anyone to the contrary.

As provided in the Indenture, the Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Secured Facility Bonds, Refunding Series 2005 described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, Indenture Trustee

By:
Authorized Officer